Exhibit 99

                         IKON OFFICE SOLUTIONS ANNOUNCES
                             SECOND QUARTER RESULTS
                       26% Increase in Earnings Per Share
            Execution Continues to Generate Operational Improvements


Valley Forge, Pennsylvania - April 25, 2002 -IKON Office Solutions (NYSE:IKN), a leading provider of business communications solutions, today reported results for its second fiscal quarter ended March 31, 2002. Net income for the second quarter of Fiscal 2002 was $35.3 million, or $.24 per diluted share. These results represent a 26% increase over $.19 per diluted share (assumes impact of not amortizing goodwill in accordance with SFAS 142) in the prior year, exceeding the Company's expectations for this quarter.

"In an operating environment that continues to challenge the business community, we delivered another quarter of strong earnings and solid cash generation," stated James J. Forese, Chairman and Chief Executive Officer. "IKON has been on a consistent and well-defined strategic path to leverage the earnings potential of our powerful sales and service organization. For Fiscal 2002, we set out to deliver substantial earnings improvement following many of the revenue mix and infrastructure investments we have made, and our results to date clearly indicate that our strategies are on track."

Revenues for the second quarter of Fiscal 2002 were $1.22 billion, compared to $1.36 billion for the same period a year ago. The overall decline in revenues reflects both strategic decisions to exit and de-emphasize certain businesses in order to improve long-term profitability, and delays in customer decisions for procurement of copier/printer equipment due to the significant decline in economic conditions since the second quarter of last year. The Company's revenue strategy also includes an emphasis on higher-end products and larger accounts that maximize productivity and leverage the Company's broad array of solutions and service capabilities. These strategic shifts have continued to impact the top line while improving overall operational results.

Steady performance was achieved in the quarter in targeted growth areas as evidenced by increased sales of high-end black & white and production color devices and facilities management services. Growth in these areas was enhanced through continued expansion into more major and national accounts during the quarter. While equipment revenues remained more sensitive to the economic environment, the Company's other revenue sources, such as equipment service, outsourcing, and leasing, are more recurring in nature and therefore more insulated from shifts in the economic environment.

"We are executing our strategies on a consistent basis and becoming a leaner, more productive company. While earnings improvement remains our predominant focus in 2002, we have not lost sight of the importance of gaining market share and solidifying existing customer relationships," said Mr. Forese. "Our sales force is energized going into our second half, and we intend to maintain our drive to strengthen our leadership position in the industry and seize opportunities in targeted markets."

Net Sales, which includes the sale of copier/printer equipment, supplies, and technology hardware, declined 16% from the prior year. The decline in Net Sales is primarily attributable to the decline in technology hardware and sales of copier/printer equipment. The Company has been de-emphasizing sales of technology hardware as part of its margin improvement strategy as it shifts technology resources within the Company to support customer opportunities involving connectivity and document management consulting. While sales of copier/printer equipment demonstrated a sequential improvement from the first quarter, the year over year comparison was significantly impacted by this year's slower economic conditions. In addition, these results also reflect the decline in the sale of lower-end devices as the Company continues to realign its product mix to enhance margins and improve overall profitability. Sales of higher-end, segment 5 and 6 equipment and production color devices continued to demonstrate strong, double-digit growth compared to the prior year.

Service & Rentals, which primarily includes revenues from the servicing of copier/printer equipment, and outsourcing and other services, declined 6% from the prior year. Copier/printer service revenues increased slightly from the prior year due to product mix strategies focused on improving aftermarket revenue streams. Outsourcing and other services declined from the prior year primarily due to the downsizing, sale, and closure of certain non-strategic businesses - a strategy that has successfully contributed to strengthened operational results. Facilities management, the Company's largest outsourcing offering, continued to deliver growth in the quarter, despite a slight slowdown in customer activity due to general economic conditions.

Finance Income grew 6% from the prior year due to continued growth in the lease receivables portfolio and longer average lease terms. In North America, more than 78% of IKON's customers utilized IOS Capital, the Company's U.S. captive leasing organization, for equipment financing in the first six months of the fiscal year.

Total Gross Profit improved over the prior year to 38.6% of revenues due to productivity improvements, product mix strategies, and strong fundamental and strategic disciplines throughout the organization.

Selling and Administrative Costs declined $57.1 million from the prior year as the Company moves toward its goal of removing over $190 million in costs from Fiscal 2001 levels through operational investments, revenue strategies, disciplined cost controls throughout the organization, as well as the elimination of approximately $10 million of goodwill amortization under SFAS 142.

Operating Margin was 5.7% compared to 3.6% in the second quarter a year ago, or 4.4% assuming goodwill amortization was not expensed in the second quarter of Fiscal 2001. This increase reflects the benefits of the Company's ongoing work in streamlining both its revenue composition and infrastructure to achieve significant long-term operating margin improvement.

Outlook
"We are encouraged by our operational progress and are looking for even more improvement for Fiscal 2002, with earnings per diluted share now expected to be in the $.87 - $.92 range, compared to our previously communicated range of $.84-$.89," said Mr. Forese. "Our strategies are delivering their intended results, and we anticipate continued execution in our second half as we place additional focus on growing the strategic areas of our business. Revenues are anticipated to decline 6% to 8% for the year. We are maintaining a cautious stance on revenue given the economic environment. As we have said before, `we are positioning the Company for growth, but not counting it,' as we work to deliver substantial earnings improvements for Fiscal 2002. Third quarter earnings should be in the range of $.23 to $.26 per diluted share, on a revenue decline of 5% to 7%, with the benefit of typically stronger equipment and equipment service revenues offset, in part, by increased selling costs and increased costs related to our Oracle e-business project."

"Our balance sheet continues to strengthen and benefit from improved asset management," continued Mr. Forese. "Our cash generation was strong in the second quarter, with free cash flow for the first half of Fiscal 2002 ahead of expectations. As a result, we are increasing our full year free cash flow expectation to a range of $220 million to $230 million."


IKON Office Solutions (www.ikon.com) is one of the world's leading providers of products and services that help businesses communicate. IKON provides customers with total business solutions for every office, production and outsourcing need, including copiers and printers, color solutions, distributed printing, facilities management, imaging and legal document solutions, as well as network design and consulting, and e-business development. IOS Capital, LLC, a wholly-owned subsidiary of IKON, provides lease financing to customers and is one of the largest captive finance companies in North America. With Fiscal 2001 revenues of $5.3 billion, IKON has approximately 600 locations worldwide including the United States, Canada, Mexico, the United Kingdom, France, Germany, Ireland and Denmark.

================================================================================

  Additional information regarding the second quarter results and the Company's outlook for next quarter and the full fiscal year will be discussed on a conference call hosted by IKON at 10:00 a.m. EST on Thursday, April 25, 2002. Please call (719) 457-2606 to participate. A complete replay of the conference call will be available over the Internet on IKON's Investor Relations home page approximately two hours after the call ends. To listen, please go to www.ikon.com and click on Invest in IKON. Beginning at 1:00PM EST on April 25, 2002 and ending at midnight on April 30, 2002, a complete replay of the conference call can also be accessed via telephone by calling (719) 457-0820 and using the access code 723043.
================================================================================


This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the Company's outlook for the third quarter and fiscal year 2002 and the long-term profitability and strategies. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 2001 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.



                                      # # #

IKON Office Solutions, Inc.                                                                                 Exhibit 99
---------------------------

FINANCIAL SUMMARY (in thousands, except earnings per share)
(unaudited)
                                                                                        Second Quarter Fiscal
                                                                          ---------------------------------------------
                                                                                  2002                     2001
                                                                          ---------------------      ------------------
Revenues
Net sales                                                               $              591,441     $           704,719
Service and rentals                                                                    529,445                 562,520
Finance income                                                                          99,288                  93,987
-----------------------------------------------------------------------------------------------------------------------
                                                                                     1,220,174               1,361,226
-----------------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                                     390,680                 460,619
Service and rental costs                                                               321,570                 348,891
Finance interest expense                                                                36,995                  44,363
Selling and administrative                                                             401,267                 458,356
-----------------------------------------------------------------------------------------------------------------------
                                                                                     1,150,512               1,312,229
-----------------------------------------------------------------------------------------------------------------------

Operating income                                                                        69,662                  48,997
Interest expense                                                                        14,085                  19,123
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                              55,577                  29,874
Income taxes                                                                            20,286                  13,144
-----------------------------------------------------------------------------------------------------------------------
Net income                                                              $               35,291     $            16,730
                                                                          =====================      ==================


Basic Earnings Per Common Share                                         $                 0.25     $              0.12 *
                                                                          =====================      ==================

Diluted Earnings Per Common Share                                       $                 0.24     $              0.12 *
                                                                          =====================      ==================

Weighted Average Common Shares Outstanding, Basic                                      142,965                 141,402
                                                                          =====================      ==================

Weighted Average Common Shares Outstanding, Diluted                                    147,777                 143,262
                                                                          =====================      ==================


Operations Analysis:
      Gross profit %, net sales                                                          33.9%                   34.6%
      Gross profit %, service and rentals                                                39.3%                   38.0%
      Gross profit %, finance subsidiaries                                               62.7%                   52.8%
      Total gross profit %                                                               38.6%                   37.3%
      Selling and administrative as a % of revenue                                       32.9%                   33.7%
      Operating income as a % of revenue                                                  5.7%                    3.6%

* Effective October 1, 2001, IKON adopted Statement of Financial Accounting
Standards 142, Goodwill and Other Intangible Assets, which requires that goodwill no longer be amortized. If IKON had not amortized goodwill in the second quarter of Fiscal 2001, basic and diluted earnings per share would have been $0.19.


IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
(unaudited)

                                                                                             Year to Date Fiscal
                                                                                   -----------------------------------------
                                                                                         2002                    2001
                                                                                   ------------------      -----------------
Revenues
Net sales                                                                        $         1,160,438     $        1,359,790
Service and rentals                                                                        1,072,368              1,132,133
Finance income                                                                               197,817                187,354
----------------------------------------------------------------------------------------------------------------------------
                                                                                           2,430,623              2,679,277
----------------------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                                           765,027                895,612
Service and rental costs                                                                     649,108                690,945
Finance interest expense                                                                      78,160                 90,567
Selling and administrative                                                                   802,851                907,511
----------------------------------------------------------------------------------------------------------------------------
                                                                                           2,295,146              2,584,635
----------------------------------------------------------------------------------------------------------------------------

Operating income                                                                             135,477                 94,642
Interest expense                                                                              28,596                 35,877
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes                                        106,881                 58,765
Income taxes                                                                                  39,012                 25,856
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                                                             67,869                 32,909
Discontinued operations, net of income taxes of $942                                                                  1,200
----------------------------------------------------------------------------------------------------------------------------
Net income                                                                       $            67,869     $           34,109
                                                                                   ==================      =================


Basic Earnings Per Common Share
     Continuing operations                                                       $              0.48     $             0.23
     Discontinued operations                                                                       -                   0.01
                                                                                   ------------------      -----------------
     Net income                                                                  $              0.48     $             0.24 *
                                                                                   ==================      =================

Diluted Earnings Per Common Share
     Continuing operations                                                       $              0.46     $             0.23
     Discontinued operations                                                                       -                   0.01
                                                                                   ------------------      -----------------
     Net income                                                                  $              0.46     $             0.24 *
                                                                                   ==================      =================

Weighted Average Common Shares Outstanding, Basic                                            142,419                142,087
                                                                                   ==================      =================

Weighted Average Common Shares Outstanding, Diluted                                          147,080                143,005
                                                                                   ==================      =================


Operations Analysis:
      Gross profit %, net sales                                                                34.1%                  34.1%
      Gross profit %, service and rentals                                                      39.5%                  39.0%
      Gross profit %, finance subsidiaries                                                     60.5%                  51.7%
      Total gross profit %                                                                     38.6%                  37.4%
      Selling and administrative as a % of revenue                                             33.0%                  33.9%
      Operating income as a % of revenue                                                        5.6%                   3.5%



* Effective October 1, 2001, IKON adopted Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets, which requires that goodwill no longer be amortized. If IKON had not amortized goodwill in the six months ended March 31, 2001, basic and diluted earnings per share would have been $0.38.

IKON Office Solutions, Inc.

FINANCIAL SUMMARY (in thousands, except earnings per share)
Excluding Special Items
(unaudited)

                                                                                             Year to Date Fiscal
                                                                                   -----------------------------------------
                                                                                         2002                   2001*
                                                                                   ------------------      -----------------
Revenues
Net sales                                                                        $         1,160,438     $        1,359,790
Service and rentals                                                                        1,072,368              1,132,133
Finance income                                                                               197,817                187,354
----------------------------------------------------------------------------------------------------------------------------
                                                                                           2,430,623              2,679,277
----------------------------------------------------------------------------------------------------------------------------

Costs and Expenses
Cost of goods sold                                                                           765,027                895,612
Service and rental costs                                                                     649,108                690,945
Finance interest expense                                                                      78,160                 90,567
Selling and administrative                                                                   802,851                907,511
----------------------------------------------------------------------------------------------------------------------------
                                                                                           2,295,146              2,584,635
----------------------------------------------------------------------------------------------------------------------------

Operating income                                                                             135,477                 94,642
Interest expense                                                                              28,596                 35,877
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                                                   106,881                 58,765
Income taxes                                                                                  39,012                 25,856
----------------------------------------------------------------------------------------------------------------------------
Net income                                                                       $            67,869     $           32,909
                                                                                   ==================      =================


Basic Earnings Per Common Share                                                  $              0.48     $             0.23 **
                                                                                   ==================      =================

Diluted Earnings Per Common Share                                                $              0.46     $             0.23 **
                                                                                   ==================      =================

Weighted Average Common Shares Outstanding, Basic                                            142,419                142,087
                                                                                   ==================      =================

Weighted Average Common Shares Outstanding, Diluted                                          147,080                143,005
                                                                                   ==================      =================


Operations Analysis:
      Gross profit %, net sales                                                                34.1%                  34.1%
      Gross profit %, service and rentals                                                      39.5%                  39.0%
      Gross profit %, finance subsidiaries                                                     60.5%                  51.7%
      Total gross profit %                                                                     38.6%                  37.4%
      Selling and administrative as a % of revenue                                             33.0%                  33.9%
      Operating income as a % of revenue                                                        5.6%                   3.5%


* Year to date Fiscal 2001 excludes a gain from discontinued operations of $2,142 ($1,200 after-tax).

** Effective October 1, 2001, IKON adopted Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets, which requires that goodwill no longer be amortized. If IKON had not amortized goodwill in the six months ended March 31, 2001, basic and diluted earnings per share would have been $0.37.

This information is provided for additional analysis and is not intended to be a presentation in accordance with generally accepted accounting principles.